[JARDEN CORPORATION LETTERHEAD]

                                           FOR:  Jarden Corporation

                                       CONTACT:  Martin E. Franklin
                                                 Chairman and
                                                 Chief Executive Officer
                                                 914-967-9400

                                                 Investor Relations:
                                                 Cara O'Brien/Melissa Myron
                                                 Press: Evan Goetz/Alecia Pulman
                                                 Financial Dynamics
                                                 212-850-5600
FOR IMMEDIATE RELEASE
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          JARDEN CORPORATION COMPLETES ACQUISITION OF THE HOLMES GROUP,

RYE, NEW YORK - JULY 18, 2005 - JARDEN CORPORATION (NYSE:JAH) announced today that it has completed the previously announced acquisition of The Holmes Group,
Inc ("Holmes") from Berkshire Partners LLC. The acquisition solidifies and strengthens Jarden's Consumer Solutions business with an expanded portfolio of leading products and brands to provide to retailers and consumers.

Privately-held Holmes supplies consumer products for the home environment and kitchen markets and will be included within Jarden's Consumer Solutions segment.
Holmes' established relationships with major customers and its new product development expertise has enabled it to secure leading market positions across major product categories on a global basis, with market leading brands such as
Bionaire(R), Crock-Pot(R), Holmes(R), Patton(R), Rival(R) and White Mountain(R).

The merger consideration includes approximately $420 million in cash and 6.2 million shares of Jarden common stock. Holmes adds approximately $700 million in annual sales, bringing Jarden's total annualized sales to approximately $3.4 billion.

Commenting on the transaction, Martin E. Franklin, Jarden's Chairman and Chief
Executive Officer, said, "Holmes' premier brands, complementary product mix, solid margins, dedicated management team, and outstanding international presence will immediately add to our bottom line while also providing additional opportunities for future growth. By leveraging our combined strengths, we will build a stronger, more robust

organization capable of delivering additional value to our shareholders. We are very excited about this acquisition and look forward to updating you on our progress."

Berkshire Partners has invested in mid-sized private companies for the past twenty years through six investment funds with aggregate capital commitments of approximately $3.5 billion. The firm's investment strategy is to seek companies that have strong growth prospects and to partner with talented management teams who are interested in being owners of the companies they operate. Berkshire has developed specific industry experience in several areas including consumer products, industrial manufacturing, transportation, communications, business services, and retailing and related services. Berkshire has been an investor in over 80 operating companies with more than $12.0 billion of acquisition value and combined revenues in excess of $15.0 billion. Additional information may be found at www.berkshirepartners.com.

Jarden Corporation is a leading provider of niche consumer products used in and around the home, under well-known brand names including Ball(R), Bee(R),
Bicycle(R), Bionaire(R), Campingaz(R), Coleman(R), Crawford(R), Crock-Pot(R),
Diamond(R), First Alert(R), FoodSaver(R), Forster(R), Harmony(R), Health o
meter(R), Holmes(R), Hoyle(R), Kerr(R), Lehigh(R), Leslie-Locke(R),
Loew-Cornell(R), Mr. Coffee(R), Oster(R), Patton(R), Rival(R), Seal-a-Meal(R),
Sunbeam(R), VillaWare(R) and White Mountain(TM). Jarden operates through four business segments: Branded Consumables, Consumer Solutions, Outdoor Solutions
and Other. Headquartered in Rye, N.Y., Jarden has over 16,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of
1995, including statements regarding the outlook for Jarden's markets and the demand for its products, future cash flows from operations, Jarden's future revenues and margin requirements, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings and other unusual items, including our ability to integrate and obtain the anticipated results from our acquisition of The Holmes Group, Inc. and American Household, Inc. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the
Company's periodic and other reports filed with the Securities and Exchange
Commission.

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